20

                            FEDERATED INVESTORS, INC.

                            FEDERATED INVESTORS TOWER

                       PITTSBURGH, PENNSYLVANIA 15222-3779

                              INFORMATION STATEMENT

                                 MARCH 31, 2000

                                  INTRODUCTION

      This Information Statement is furnished to the shareholders (the "Shareholders") of Federated Investors, Inc. ("Federated") by the Board of Directors ("Board") in connection with the Annual Meeting of the Shareholders to be held on Wednesday, April 26, 2000 at the Doubletree Hotel, Allegheny Grand Ballroom, Third Floor, 1000 Penn Avenue, Pittsburgh, Pennsylvania, at 10:00 a.m. local time. Action will be taken at the Annual Meeting for the election of directors and any other business that properly comes before the meeting.

      Federated has shares of both its Class A Common Stock, no par value per share (the "Class A Common Stock") and its Class B Common Stock, no par value per share (the "Class B Common Stock") issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange under the symbol FII. Except under certain limited circumstances, the entire voting power of Federated is vested in the holders of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the "Voting Trust"), and will be voted in person at the Annual Meeting. Accordingly, Federated is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Regulation ss.240.14c-2 of the Securities Exchange Act of 1934 (the "Exchange Act").

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      This Information Statement is being mailed to the Shareholders on or about March 31, 2000. Federated's 1999 Annual Report to Shareholders accompanies this Information Statement.

                                VOTING SECURITIES

      Only holders of record of Class A Common Stock at the close of business on March 22, 2000 ("Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On that date, 6,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, the trustees of which are John F. Donahue, his wife and his son J. Christopher Donahue, for the benefit of the members of the family of John F. Donahue.

      The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast in the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Under the terms of the Voting Trust, the trustees are authorized to vote shares owned by the Voting Trust, and as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. The Voting Trust is entitled to cast one vote per share of Class A Common Stock for the election of directors. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. The trustees of the Voting Trust have advised that they intend to vote in favor of all the directors nominated by the Board.

                 BOARD OF DIRECTORS AND ELECTION OF DIRECTORS

      The Board consists of ten members. Under Federated's bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was selected and until a successor is selected and qualified.

      The Board has nominated John F. Donahue, J. Christopher Donahue,  Arthur
L. Cherry, Thomas R. Donahue, Michael J. Farrell, John B. Fisher, James F. Getz, Eugene F. Maloney, John W. McGonigle and James L. Murdy for election as directors. The nominees for directors have previously served as members of the Board.

JOHN F. DONAHUE              Mr.  John  F.   Donahue  was   Chairman  and  Chief
   Age 75                    Executive  Officer  of  Federated  and a trustee of
                             Federated  Investors,  a  Delaware  business  trust
                             (the  "Trust")  prior to the May 1998 merger of the
                             Trust into Federated,  its wholly-owned  subsidiary
                             (the  "Merger"),  and has  continued as Chairman of
                             Federated   following  the   consummation   of  the
                             Merger.  He served as President  of Federated  from
                             1989   until   1993  and  was  a  founder   of  the
                             predecessor to Federated. Mr. Donahue is Chairman or President and a director or trustee of the investment companies managed by subsidiaries of Federated. Mr. Donahue was a member of the Board of Directors of Aetna Life and Casualty Company until April 1995. Mr. Donahue is the father of J.
                             Christopher Donahue and Thomas R. Donahue, each of whom serves as an executive officer and director of Federated.


J. CHRISTOPHER DONAHUE       Mr. J.  Christopher  Donahue  was a trustee  of the
   Age 50                    Trust  from 1989  until the  Merger  and has been a
                             director of  Federated  since the  consummation  of
                             the  Merger.  He  served  as  President  and  Chief
                             Operating  Officer  of  Federated  from 1993  until
                             April  1998,  when he  became  President  and Chief
                             Executive  Officer.  Prior to 1993,  he  served  as
                             Vice  President  of  Federated.  He is President or
                             Executive   Vice   President   of  the   investment
                             companies  managed  by  subsidiaries  of  Federated
                             and  a  director,   trustee,  officer  or  managing
                             general  partner of the investment  companies.  Mr.
                             Donahue is the son of John F. Donahue and the brother of Thomas R. Donahue.


ARTHUR L. CHERRY             Mr.  Arthur L.  Cherry  was a trustee  of the Trust
   Age 46                    from 1997  until the Merger and has been a director
                             of Federated since the consummation of the Merger.
                             He is the President of Federated Services Company, a wholly-owned subsidiary of Federated. Prior to joining Federated in January 1997, he was a managing partner of AT&T Solutions and former president of Scudder Services Corporation.

THOMAS R. DONAHUE            Mr.  Thomas R.  Donahue  was a trustee of the Trust
   Age 41                    from 1995  until the Merger and has been a director
                             of  Federated   since  the   consummation   of  the
                             Merger.  He has been Vice  President  of  Federated
                             since 1993 and currently  serves as Vice President,
                             Treasurer  and Chief  Financial  Officer.  Prior to
                             joining  Federated,  Mr. Donahue was in the venture
                             capital  business,   and  from  1983  to  1987  was
                             employed  by PNC  Bank  in its  Investment  Banking
                             Division.  Mr.  Donahue  is  the  son  of  John  F.
                             Donahue and the brother of J. Christopher Donahue.

MICHAEL J. FARRELL           Mr.  Michael J. Farrell was elected to the Board in
   Age 50                    August  1998.  He is  currently  the  President  of
                             Farrell   &   Co.,   a   merchant    banking   firm
                             specializing in heavy manufacturing  companies.  He
                             has also  served  in  executive  capacities  for MK
                             Rail Corporation,  Motor Coil Manufacturing Co. and
                             Season-All  Industries.  Mr. Farrell is a Certified
                             Public  Accountant.  Mr. Farrell  currently  serves
                             as a director of       C-Cor.net Corp.

JOHN B. FISHER               Mr.   John  B.   Fisher  has  been  a  director  of
   Age 43                    Federated  since the  consummation  of the  Merger.
                             He is President-Institutional Sales Division of
                             Federated Securities Corp., a wholly-owned subsidiary of Federated, and is responsible for the distribution of Federated's products and services to investment advisors, insurance companies, retirement plans and corporations.

JAMES F. GETZ                Mr.  James F. Getz has been a director of Federated
   Age 53                    since the  consummation  of the  Merger.  He serves
                             as President - Retail  Sales  Division of Federated
                             Securities  Corp.,  a  wholly-owned  subsidiary  of
                             Federated and is responsible  for the marketing and
                             sales  efforts  in  the  trust  and   broker/dealer
                             markets.   Mr.  Getz  is  a   Chartered   Financial
                             Analyst.

EUGENE F. MALONEY            Mr.  Eugene F.  Maloney  was a trustee of the Trust
   Age 55                    from 1989 until the Merger and has  continued  as a
                             director of Federated since the consummation of the Merger. He serves as a Vice President of Federated, and provides certain legal, technical and management expertise to Federated's sales divisions, including regulatory and legal requirements relating to a bank's use of mutual funds in both trust and commercial environments.

JOHN W. MCGONIGLE            Mr.  John W.  McGonigle  was a trustee of the Trust
   Age 61                    from 1989  until the Merger and has been a director
                             of  Federated   since  the   consummation   of  the
                             Merger.  Mr.  McGonigle  has served as Secretary of
                             Federated  since 1989. He served as Vice  President
                             of Federated  from 1989 until August 1995,  when he
                             became  Executive  Vice  President.  Mr.  McGonigle
                             acted as General  Counsel of  Federated  until 1998
                             when   he   became   the   Chief   Legal   Officer.
                             Mr. McGonigle   is  Executive  Vice  President  and
                             Secretary of the investment companies managed by subsidiaries of Federated.

JAMES L. MURDY               Mr.  James L.  Murdy  was  elected  to the Board in
   Age 61                    August 1998.  He is currently  Director,  Executive
                             Vice President,  Finance & Administration and Chief
                             Financial    Officer   of    Allegheny    Teledyne,
                             Incorporated,     a    diversified    manufacturing
                             corporation,  and, prior to becoming Executive Vice
                             President,  served as  Senior  Vice  President  and
                             Chief   Financial   Officer  of  Allegheny   Ludlum
                             Corporation.   Mr.  Murdy  is  a  Certified  Public
                             Accountant. Mr. Murdy also currently serves as a director of Allegheny Technologies, Inc.



MEETINGS AND COMMITTEES OF THE BOARD

      In 1999, the Board met on six occasions. The Board has an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee.

      The Audit Committee currently consists of Michael J. Farrell and James L. Murdy, neither of whom is an officer or employee (or former officer or employee) of Federated. Mr. Murdy is Chairman of the Audit Committee. The Audit Committee is responsible for assisting the Board in fulfilling its statutory and fiduciary responsibilities for the audit function of Federated and in monitoring its accounting and financial reporting practices; determining that Federated has adequate administrative, operational and internal accounting controls and that Federated is operating in accordance with its prescribed procedures and codes of conduct; determining that Federated has in place policies and procedures to enable it to comply with applicable laws and regulations and that such compliance is occurring; and providing general oversight for the internal and external audit function. Its functions include recommending to the Board the appointment of independent auditors and reviewing with the internal auditors and the independent auditors their annual audit plans and monitoring their progress during the year. In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated's auditors, legal counsel and responsible officers. In 1999, the Audit Committee met on five occasions.

      The Compensation Committee currently consists of Michael J. Farrell, James L. Murdy and J. Christopher Donahue as a non-voting member. Mr.
Donahue is the President and Chief Executive Officer of Federated. Mr. Farrell is Chairman of the Compensation Committee. This committee recommends compensation levels of senior management, works with senior management on benefit and compensation programs for Federated employees and monitors local and national compensation trends to ensure Federated's compensation program is competitive within the mutual fund industry. In 1999, the Compensation Committee met on two occasions. The bonus awards for the year ended December 31, 1998 and the base compensation levels for 1999 were established by the Compensation Committee.

COMPENSATION OF DIRECTORS

      Members of the Board who are also employees of Federated do not receive cash compensation for their services as directors. Members of the Board who are not employees receive (i) $15,000 per year, payable in quarterly installments,
(ii) options to purchase 5,000 shares of Class B Common Stock upon initial election to the Board, which are subject to a three-year vesting schedule, (iii) 1,500 options to purchase shares of Class B Common Stock annually, which vest immediately upon grant, and (iv) $1,000 annually as compensation for Committee Chairmanship. According to Federated's Stock Incentive Plan, all of the vested options granted to outside directors are immediately exercisable and may be exercised for a period of ten years from the date of the grant, provided that, in the event of the death or disability of the outside director, the options may only be exercised within twelve months after the death or disability and, in the event that the outside director's service to Federated is terminated for any reason other than death or disability, the options may only be exercised for a period of thirty days after the date of such termination of services.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth compensation information for the years ended December 31, 1997, December 31, 1998 and December 31, 1999 for Federated's Chief Executive Officer and for the four other most highly compensated executive officers of Federated (the "Named Executive Officers").



                                   ANNUAL COMPENSATION         LONG TERM COMPENSATION AWARDS

                             --------------------------------- -------------------------------
                                                                          SECURITIES

                                                    OTHER                 UNDERLYINGALL OTHER

  NAME AND                                          ANNUAL     RESTRICTED OPTIONS/SACOMPENSATION
  PRINCIPAL POSITION(S) YEAR SALARY    BONUS($)(1COMPENSATION  STOCK       (#)(3)    ($)(4)
                                ($)                  ($)       AWARDS ($)
                        -------------------------------------- -------------------------------

  John F. Donahue       1999 1,680,000   900,000    86,139        ---        ---       10,874
   Chairman             1998 1,650,000   900,000     ---          ---        ---       10,439
                        1997 1,600,000   800,000    83,894        ---        ---        9,760

  J. Christopher        1999   890,000   513,482     ---          ---        31,800    17,674
  Donahue
  President and         1998   860,000   408,784     ---          ---        30,800    18,810
  Chief
     Executive Officer  1997   830,000   415,000    53,695        ---        ---       13,432

  Arthur L. Cherry      1999   660,000   403,354     ---          ---        24,600     8,309
   President,           1998   630,000   294,156     ---          ---       322,200     8,099
  Federated

      Services Company  1997   600,000   300,000    73,924     197,500      360,000     1,350
                                                                             (2)

  James F. Getz         1999   390,000   579,244     ---          ---        35,600     8,465
   President, Retail    1998   365,000   469,300     ---          ---        35,000     7,915
  Sales

      Division of       1997   350,000   550,000     ---          ---        60,000     8,920
     Federated
      Securities Corp.

  Thomas R. Donahue     1999   660,000   387,364     ---          ---        23,600    14,314
   Vice President and   1998   640,000   268,196     ---          ---        20,200    14,505
  Chief

       Financial        1997   540,000   350,000     ---          ---        60,000    13,861
  Officer

(1) The amounts set forth in this column for 1999 do not include amounts which were earned by the Named Executive Officers in 1999 but which the Named Executive Officers chose to forego pursuant to a program under which such Named Executive Officers elected to acquire options to purchase shares of Class B Common Stock in lieu of cash compensation. These options were awarded to the Named Executive Officers as a portion of their respective performance bonuses in January 2000. Based on the fair market value of the options to purchase Class B Common Stock, determined by using the Black-Scholes valuation methodology, Messrs. J. Christopher Donahue, Cherry, Getz, and Thomas R. Donahue elected to forego $286,518, $221,646, $320,756, and $212,636, respectively, in cash bonus awards in favor of options.

      The amounts set forth in this column for 1998 do not include amounts which were earned by the Named Executive Officers in 1998 but which the Named Executive Officers chose to forego pursuant to a program under which such Named Executive Officers elected to acquire options to purchase shares of Class B Common Stock in lieu of cash compensation. These options were awarded to the Named Executive Officers as a portion of their respective performance bonuses in January 1999. Based on the fair market value of the options to purchase Class B Common Stock, determined by using the Black-Scholes valuation methodology, Messrs. J. Christopher Donahue, Cherry, Getz, and Thomas R. Donahue elected to forego $216,216, $155,844, $245,700, and $141,804 respectively, in cash bonus awards in favor of options.

(2) Based on the latest available independent valuation on the date of grant in the case of Mr. Cherry with respect to the grant of 75,000 shares of the Class B Common Stock of the Trust (after giving effect to a one for one stock dividend paid on April 15, 1998 and a one for two stock dividend paid on April 30, 1998), which was fully vested in January 1998. Pursuant to the Merger, all outstanding Class B Common Shares of the Trust were converted into shares of the Class B Common Stock of Federated.

(3) Securities reported in this column for 1999 consist of shares of Class B Common Stock subject to options acquired in January 2000, by the Named Executive Officers in lieu of a portion of their respective 1999 earned cash bonus awards. All such options are currently exercisable.

      Securities reported in this column for 1998 consist of shares of Class B Common Stock subject to options acquired in January 1999, by the Named Executive Officers in lieu of a portion of their respective 1998 earned cash bonus awards, in the following amounts: Mr. J. Christopher Donahue, 30,800 shares; Mr. Cherry, 22,200 shares; Mr. Getz, 35,000 shares; and Mr. Thomas R. Donahue, 20,200 shares. All such options are currently exercisable. Securities reported in this column with respect to Mr. Cherry for 1998 also consist of 300,000 Class B Common Stock options which were not exercisable as of the fiscal year end. Securities reported in this column with respect to Mr. Cherry (60,000 shares), Mr. Getz (60,000 shares), and Mr. Thomas R. Donahue (60,000 shares) for 1997 consist of Class B Common Stock subject to options which are not currently exercisable. Three hundred thousand (300,000) Class B Common Stock options awarded to Mr. Cherry in 1997 were vested and exercised in 1998.

(4) Includes matching contributions under Federated's 401(k) Plan of $6,400 in 1999 for each of Mr. John F. Donahue, Mr. J. Christopher Donahue, Mr. Cherry, Mr. Getz, and Mr. Thomas R. Donahue. Also included is the present value of the economic benefit to the executive in 1999 of the corporate premiums paid to purchase split dollar life insurance contracts of $3,860 for Mr. J. Christopher Donahue and of $330 for Mr. Thomas R. Donahue. In addition, Federated paid premiums for life insurance with respect to Mr. John F. Donahue of $4,474, Mr. J.
      Christopher Donahue of $7,414, Mr. Cherry of $1,909, Mr. Getz of $2,065, and Mr. Thomas R. Donahue of $7,584 in 1999. The split dollar life insurance contract for Mr. John F. Donahue is fully paid, and Federated is entitled to recover all of the premiums paid by it through the cash surrender value of such policy.

      Includes matching contributions under Federated's 401(k) Plan of $6,400 in 1998 for each of Mr. John F. Donahue, Mr. J. Christopher Donahue, Mr. Cherry, Mr. Getz, and Mr. Thomas R. Donahue. Also included is the present value of the economic benefit to the executive in 1998 of the corporate premiums paid to purchase split dollar life insurance contracts of $5,656 for Mr. J. Christopher Donahue and of $1,351 for Mr. Thomas R. Donahue. In addition, Federated paid premiums for life insurance with respect to Mr. John F. Donahue of $4,039, Mr. J.
      Christopher Donahue of $6,754, Mr. Cherry of $1,699, Mr. Getz of $1,515, and Mr. Thomas R. Donahue of $6,754 in 1998.


                           OPTION GRANTS IN LAST YEAR

      ......The table below sets forth information with respect to stock options granted to the Named Executive Officers in 1999. The options listed below are included in the Summary Compensation Table above.



                         NUMBER OF    % OF
                         SECURITIES   TOTAL

                         UNDERLYING   OPTIONS                                GRANT
                         OPTIONS      GRANTED      EXERCISE     EXPIRATION   DATE

        NAME             GRANTED      TO           PRICE           DATE      PRESENT
                           (1)(2)     EMPLOYEES      ($/SH)                  VALUE
                                       IN YEAR                                ($)(3)
----------------------   -----------  -----------  -----------  -----------  ---------

J. Christopher               31,800      4.1          19.8125    1/24/2010    286,518
Donahue
Arthur L. Cherry             24,600      3.2          19.8125    1/24/2010    221,646
James F. Getz                35,600      4.6          19.8125    1/24/2010    320,756
Thomas R. Donahue            23,600      3.1          19.8125    1/24/2010    212,636
----------------------


(1)Securities reported in this column consist of shares of Class B Common Stock subject to options acquired in January 2000, by the Named Executive Officers in lieu of a portion of their respective 1999 earned cash bonus awards, all of which are currently exercisable.

(2) Securities reported in this column do not reflect shares of Class B Common Stock subject to options acquired in January 1999, by the Named Executive Officers in lieu of a portion of their respective 1998 earned cash bonus awards, which are currently exercisable, in the following amounts: Mr. J. Christopher Donahue, 30,800 shares; Mr. Cherry, 22,200 shares; Mr. Getz, 35,000 shares; and Mr. Thomas R. Donahue, 20,200 shares.

(3)The Grant Date Present Value for the options acquired by the Named Executive Officers in lieu of a portion of their respective cash bonus awards was calculated using the Black-Scholes option pricing model. The Black-Scholes value was calculated using the following assumptions; an expected volatility of 29.9%, a risk-free rate of return of 6.82%, a dividend yield of 0.85% and an expected time to exercise of eight years.

                  AGGREGATED OPTION/SAR GRANTS IN LAST YEAR

                         AND YEAR-END OPTION/SAR VALUES

      ......The table below sets forth information with respect to stock options exercised by the Named Executive Officers in 1999. The options listed below are included in the Summary Compensation Table.



                                                      NUMBER OF
                                                      SECURITIES         VALUE OF
                                                      UNDERLYING       UNEXERCISED

                                                     UNEXERCISED       IN-THE-MONEY
                                                     OPTIONS/SARS    OPTIONS/SARS AT

                                                      AT FY-END       FY-END ($)(2)
                         SHARES         VALUE           (#)(1)
NAME                     ACQUIRED     REALIZED                         EXERCISABLE/
                         ON              ($)         EXERCISABLE/     UNEXERCISABLE
                         EXERCISE                   UNEXERCISABLE
                            (#)
-----------------------  -----------  -----------   ---------------  -----------------

J. Christopher Donahue      ---          ---              30,800/0           75,075/0
Arthur L. Cherry            ---          ---        22,200/360,000   54,113/4,072,500
James F. Getz               ---          ---         35,000/60,000     85,313/843,750
Thomas R. Donahue           ---          ---         20,200/60,000     49,238/843,750
-----------------------

(1) Securities reported in this column do not include shares of Class B Common Stock subject to options acquired by the Named Executive Officers in 2000 in lieu of a portion of their respective cash bonus awards for 1999 in the following amounts: Mr. J. Christopher Donahue, 31,800 shares; Mr. Cherry, 24,600 shares; Mr. Getz, 35,600 shares, and Mr. Thomas R. Donahue, 23,600 shares. All such options are currently exercisable. With respect to Mr. Cherry, securities reported in this column include 300,000 options awarded in 1998 and 60,000 options awarded in 1997, none of which were exercisable as of the fiscal year end. With respect to Mr. Getz and Mr. Thomas R. Donahue, securities reported in this column include 60,000 options which were awarded in 1997 and which are not currently exercisable.

(2) The "value of unexercised in-the-money options" is calculated by subtracting the exercise price from $20.0625, which was the closing sales price of a share of Class B Common Stock on the New York Stock Exchange on December 31, 1999.

EMPLOYMENT AGREEMENTS

      Federated has entered into employment contracts with the following Named Executive Officers:

      ARTHUR L. CHERRY. Pursuant to a January 16, 1997 agreement, Federated is obligated to provide Mr. Cherry with (i) a base salary, (ii) an opportunity to earn a bonus and (iii) certain other benefits, including health and severance pay benefits, among others. Mr. Cherry agrees not to compete with Federated for a period of six months following the termination of his employment by Federated, unless such termination occurs more than three years following the sale of 51% or greater of Federated's Class A Common Stock to a non-family member of the current holders of the Class A Common Stock. Furthermore, Mr. Cherry agrees not to solicit employees of Federated for any other organization or to employ any employee of Federated for a period of three years following the termination of his employment with Federated.

      JAMES F. GETZ. Pursuant to a December 22, 1993 agreement, Federated is obligated to provide Mr. Getz with an annual base salary and certain other benefits. Upon the termination of his employment with Federated, Mr. Getz agrees not to compete with Federated for a period of two years. In addition, Mr. Getz agrees not to solicit or employ any of the employees of Federated following the termination of his employment by Federated.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board (the "Committee") consists of two voting members, Federated's independent directors and one non-voting member, the Chief Executive Officer. The Committee established the 1999 salaries and the 1998 and 1999 bonuses for the Chief Executive Officer and the executive officers as well as their salaries for 2000.

      Federated's compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual incentive bonuses based upon the individual's and Federated's performance. Compensation of the Named Executive Officers is determined by the Committee with bonus awards made under the Executive Annual Incentive Compensation Plan (the "Compensation Plan") and the Stock Incentive Plan (the "Stock Plan"). Consistent with compensation practices generally applied in the investment management business, base salaries in many areas of responsibility are intended to form a competitive percentage of total cash compensation with a significant portion of cash compensation intended to be derived from payments made under the Compensation Plan and the Stock Plan, provided, of course, that the performance goals are met. As a general matter, the size of the pool available for such bonus payments under the Compensation Plan is 7.5% of operating profits of Federated, which consists of annual total revenues less distributions to minority interests and less total expenses excluding amortization of intangibles and debt expenses.

      In determining the appropriate level of compensation, the Committee acknowledges that the investment management business is highly competitive and that experienced professionals have significant career mobility. Its members believe that the ability to attract, retain, and provide appropriate incentives for highly qualified and experienced personnel is critical to maintain Federated's competitive position in the investment management business, and thereby provide for the future success of Federated. The Committee believes that competitive levels of cash compensation, together with equity and other incentive programs that are consistent with stockholder interests, are necessary for the motivation and retention of Federated's professional personnel. Federated's compensation programs are keyed to achievement, as determined by the Committee, of short and long-term performance goals.

      The Committee believes that the opportunity to earn incentive compensation motivates employees and ties their success to that of Federated. The payment of incentive compensation in the form of stock of Federated further aligns the interests of the management of Federated with those of its stockholders and encourages them to focus on the long range growth and development of Federated. The Committee is continuing to review this part of the compensation program. In 1999, nine of the senior executives chose to have a portion of their cash bonus paid in options on Class B Common Stock of Federated. Options on 200,000 shares of Class B Common Stock were awarded pursuant to this election at an exercise price equal to the market price on the day the options were granted.

      In determining the awards for 1999 the Committee considered a variety of factors, including that Federated had achieved record revenues, earnings and earnings per share for the year. The Committee considered the performance of Federated's stock as compared to the indices set forth in the performance graph included in this Information Statement and investment performance and financial performance on a comparative basis with other public companies in the investment management business. Marketing and sales effectiveness, customer service, and technology use were also reviewed. The Committee took into consideration Federated's historical compensation policies as well as industry compensation trends. In its review of compensation, and, in particular, in determining the amount and form of actual awards for the Chief Executive Officer and the other executive officers, the Committee considered amounts paid to executive officers in prior years as salary, bonus and other compensation, Federated's overall performance during the prior periods, and its future objectives and challenges. Although the Committee considered a number of different individual and corporate performance factors, no specific weighting was given to any such factor.

      The Committee has determined that Mr. J. Christopher Donahue will participate in the Compensation Plan. Bonuses paid to Mr. J. Christopher Donahue depend upon both his performance and that of Federated. The Committee has also taken into consideration the responsibilities of operating as a public company.

      The Committee's goal is to maintain compensation programs which are competitive within the investment management business. The Committee believes that 1999 compensation levels disclosed in this Information Statement are reasonable and appropriate in light of Federated's strong performance.

      Executive officers also participate in a combined 401(k)/Profit Sharing Plan and are entitled to receive medical, life and disability insurance coverage and other corporate benefits available to most employees of Federated.

TAX CONSIDERATIONS

      Section 162(m) of the Internal Revenue Code, as amended, which limits the deductibility by Federated of certain executive compensation for federal income tax purposes, did not apply to Federated in the year ended December 31, 1999. This is due to the application of the private to public exception, which limits the application of Section 162(m) for the first three years following the calendar year in which the IPO takes place, provided (i) the compensation plans or arrangements in existence were disclosed in the prospectus accompanying the IPO, (ii) the plan or arrangement does not expire or undergo material modification or (iii) all stock allocated under the plan has been issued. Federated will endeavor to comply with Section 162(m) in the future to take advantage of potential tax benefits. However, Federated may make awards that do not comply with Section 162(m) if it believes that the compensation awards granted were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements even if such compensation exceeded the deductibility limits of Section 162(m).

Respectfully Submitted:
Compensation Committee
     Michael J. Farrell, Chairman
     James L. Murdy
     J. Christopher Donahue (non-voting)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1999, no director of Federated served as an executive officer of or beneficially owned of record in excess of a 10% equity interest in (i) any business or professional entity which made during 1999 or proposes to make during the current year, payments to Federated for property or services in excess of five percent of Federated's consolidated gross revenues for 1999 or in excess of five percent of the other entity's consolidated gross revenues for the last year, (ii) any business or professional entity to which Federated made during 1999 or proposes to make during the current year payments for property or services in excess of five percent of Federated's consolidated gross revenues for 1999 or in excess of the other entity's consolidated gross revenues for its last year, or (iii) any business or professional entity to which Federated was indebted to at the end of 1999 in an aggregate amount in excess of five percent of Federated's total consolidated assets at the end of 1999.

      None of the directors of Federated was, during 1999: (i) a member of, or counsel to, any law firm that Federated retained during 1999 or proposes to retain during the current year, or (ii) a partner or executive officer of any investment banking firm that performed services for Federated during 1999 or that Federated proposes to have perform services for Federated during the current year. Federated is not aware of any other relationships between any of the directors nominated for election to the Board at the Annual Meeting that are similar in nature and scope to those relationships discussed above.

COMPARATIVE STOCK PERFORMANCE

      The following performance graph compares the total stockholder return of an investment in Federated's Class B Common Stock to that of the Russell 1000
(R) Index and to a Peer Group Index* of publicly-traded asset management firms for the period commencing with May 13, 1998, the date on which the Class B Common Stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended, and ending on December 31, 1999. The graph assumes that the value of the investment in Federated's Class B Common Stock and each index was $100 on May 13, 1998. Total return includes reinvestment of all dividends. The Russell 1000 (R) Index measures the performance of the 1,000 largest U.S. companies based on total market capitalization. Federated is included in this index. Peer Group returns are weighted by the market capitalization of each firm at the beginning of the fiscal quarter during which Federated completed its IPO. The historical information set forth below is not necessarily indicative of future performance. Federated does not make or endorse any predictions as to future stock performance.

[OBJECT OMITTED]

                                5/13/98      12/31/98    12/31/99
                                -------      --------    --------
               Federated          100                        107.02
                                           95.8

               Russell 1000(R)    100            109.38      130.67
               Peer Group         100
                                           75.57        78.72

* The following companies are included in the Peer Group:

      Franklin Resources, Inc.                        Liberty Financial
      Companies, Inc.
      T. Rowe Price Associates, Inc.                  Phoenix Investment
      Partners, Ltd.
      Waddell & Reed Financial, Inc.                  The Pioneer Group, Inc.
      Eaton Vance Corp.                         United Asset Management Corp.
      The John Nuveen Company                   Affiliated Managers Group,
      Inc.

                               SECURITY OWNERSHIP

CLASS A COMMON STOCK

      The following table sets forth certain information regarding beneficial ownership of Federated's Class A Common Stock by each person who is known by Federated to own beneficially more than 5% of the outstanding shares of Class A Common Stock as of February 29, 2000.

                                              SHARES
                                            BENEFICIALLPERCENT OF

NAME AND ADDRESS OF BENEFICIAL OWNER           OWNED     CLASS

------------------------------------------- ----------------------

Voting Shares Irrevocable Trust

dated May 31,                                  6,000    100.0%
1989.................................................
c/o  The Beechwood Company
Suite 718, Bigelow Corporate Center
Pittsburgh, Pennsylvania  15219

      All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are John F. Donahue, his wife, and his son
J. Christopher Donahue for the benefit of members of the family of John F. Donahue. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated or as required by applicable law.

CLASS B COMMON STOCK

      The following table sets forth certain information regarding beneficial ownership of Federated's Class B Common Stock as of February 29, 2000 by (i) each of the Directors of Federated, (ii) Named Executive Officers of Federated, and (iii) all Directors and Executive Officers of Federated as a group.

                                               SHARES

                                            BENEFICIALLY         PERCENT OF

NAME                                        OWNED (1)(2)           CLASS

----------------------------------------- -----------------   -----------------

John F. Donahue (3)                              9,520,599               11.6%

J. Christopher Donahue (4)                       4,709,138               5.8

John W. McGonigle (5)                            4,581,816               5.6

Thomas R. Donahue (6)                            2,161,693               2.6

Arthur L. Cherry (7)                               871,265               1.1
 .
James F. Getz (8)                                  694,600                 *

John B. Fisher (9)                                 330,200                 *

Eugene F. Maloney (10)                             105,350                 *

Michael J. Farrell (11)                             23,500                 *

James L. Murdy (12)                                  6,500                 *

All Directors and Executive                     23,616,861               28.9%
   Officers as a Group  (13 persons)

-----------------------------------------
* Less than 1%.

(1) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.

(2) Does not include 420,474 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the 401(k)/ Profit Sharing Plan.

(3) Includes 4,633,505 shares owned by The Beechwood Company, a limited partnership of which AWOL, Inc. is the general partner; Mr. John F. Donahue is a shareholder of AWOL, Inc. (Mr. Donahue disclaims beneficial ownership of approximately 2,316,752 shares owned by The Beechwood Company); 3,538,892 shares owned by Comax Partners Limited Partnership, a limited partnership of which Comax, Inc. is general partner; Mr. Donahue is the sole shareholder of Comax, Inc. (Mr. Donahue disclaims beneficial ownership of substantially all of the 3,538,892 shares owned by Comax Partners Limited Partnership); 559,049 shares owned Shamrock Properties, Inc., a corporation of which Mr. Donahue is the sole shareholder; 438,000 shares owned by Richmond Farms Realty Trust, a Pennsylvania business trust, of which Mr. Donahue is a shareholder (Mr. Donahue disclaims beneficial ownership of substantially all of the 438,000 shares owned by Richmond Farms Realty Trust); and 341,649 shares owned by Bay Road Partners, a Delaware limited partnership, of which AWOL, Inc. is the general partner.

(4) Includes 3,631,408 shares owned jointly with Mrs. J. Christopher Donahue; includes 841,230 shares for which Mr. J. Christopher Donahue has the power to sell, transfer or otherwise dispose under powers of attorney; includes 173,860 shares for which Mr. J. Christopher Donahue is a custodian of shares under the Uniform Trust for Minors Act (Mr. J. Christopher Donahue disclaims beneficial ownership of all of the 173,860 shares for which he acts as custodian); and includes 62,640 stock options which are currently exercisable.

(5) Includes 4,555,216 shares owned by Fairview Partners, a limited partnership of which 713 Investment Corporation is the sole general partner; Mr. McGonigle is a shareholder of 713 Investment Corporation; includes 13,631 stock options held by 713 Investment Company, L.P., an limited partnership of which 713 Investment Corporation is the sole general partner; and includes 12,969 stock options held in a trust for the benefit of certain descendants.

(6) Includes 1,100,460 shares of which Mr. Thomas R. Donahue is a custodian of shares under the Uniform Trust for Minors Act (Mr. Thomas R. Donahue disclaims beneficial ownership of all of the 1,100,460 shares for which he acts as custodian); 406,733 shares owned jointly by Mr. and Mrs. Thomas R. Donahue; 610,700 shares owned by Maxfund Partners, L.P., a limited partnership, of which Maxfund, Inc. is the general partner; Mr.
     T. Donahue is a shareholder of Maxfund, Inc.; and includes 43,800 stock options which are currently exercisable.

(7) Includes 49,287 shares owned by or on behalf of Mr. Cherry's children; includes 65,304 shares owned jointly by Mr. and Mrs. Cherry; includes 13,081 shares owned by Mrs. Cherry; and includes 346,800 stock options which are currently exercisable.

(8)   Includes 70,600 stock options which are currently exercisable.

(9) Includes 85,000 shares held by Rosewood Limited Partnership, a limited partnership of which Mr. Fisher is a general partner; and includes 30,200 stock options which are currently exercisable.

(10)  Includes 25,000 shares owned by Mrs. Maloney.

(11)  Includes 3,500 stock options which are currently exercisable.

(12)  Includes 3,500 stock options which are currently exercisable.



SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under the securities laws of the United States, Federated's directors, its executive officers and any persons beneficially owning more than ten percent of Federated's Class A Common Stock and Class B Common Stock are required to report their ownership of Federated's Class A and Class B Common Stock and any changes in that ownership to the Commission and to the New York Stock Exchange. Specific due dates for these reports have been established and Federated is required to report in this Information Statement any failure to file by these dates. All of these filing requirements were satisfied, except that The Beechwood Company, a limited partnership, the control of which is attributed to Mr. John F. Donahue, reported late the disposition of 1,000 shares of Federated Class B Common Stock to one of its employees. In making these statements, Federated has relied on copies of the reports that its officers, directors and beneficial owners of more than ten percent of Federated's Class A or Class B Common Stock have filed with the Commission.

                              INDEPENDENT AUDITORS

      Ernst & Young LLP has served as the independent auditors for 1999 and continues to serve as independent auditors for Federated. Representatives of Ernst & Young will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      Rule 14a-8 of the Exchange Act contains the procedures for including certain shareholder proposals in Federated's Information Statement and related materials. Shareholders entitled to vote may submit a shareholder proposal pursuant to Rule 14a-8 for the year 2001 Annual Meeting of Shareholders of Federated prior to December 1, 2000. Except under certain limited circumstances, the holders of Class B Common Stock are not entitled to vote their shares. Any shareholder proposals should be addressed to the Secretary of Federated, Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

[OBJECT OMITTED]

Federated

World-Class Investment Manager(TM)
Federated Investors, Inc.
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

www.FederatedInvestors.com

SKU# 1746-IS99
G02596-01 (3/99)